Exhibit 99.7

SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

THIS AGREEMENT (this ‘Agreement”) is being entered into between and among NuPathe Inc. on behalf of and for the benefit of itself, its shareholders, officers, directors, employees, agents, successors and assigns (hereinafter collectively referred to as “Employer” or the “Company”) and Jane H. Hollingsworth, on behalf of and for the benefit of herself, her heirs, assigns and representatives (hereinafter referred to as “Employee”) to resolve all differences and conclude their relationship (collectively “the parties”).

WHEREAS, Employee was employed by Employer on or about January 2, 2005 as Chief Executive Officer;

WHEREAS, Employee and Employer are parties to that certain Employment Agreement dated July 8, 2010 (the “Employment Agreement”);

WHEREAS, the parties now desire to terminate their relationship;

WHEREAS, the parties desire to enter into this Agreement to resolve all issues between them arising out of and related to Employee’s employment and termination from employment;

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

1.                                       Employee’s employment with Employer terminated on July 25, 2012 (the “Termination Date”) ;

2.                                       Pursuant to Section 4 (d) of the Employment Agreement, in lieu of thirty (30) days’ notice, Employer shall continue medical, prescription and dental benefits until August 24, 2012 (the “Expiration Date”) for Employee, her spouse and her dependents and pay Employee’s Base Salary (as defined in the Employment Agreement) until the Expiration Date, equal to $47,538.46, less applicable withholding taxes and deductions.  This payment will be in the form of continuation of salary in accordance with the Employer’s normal payroll practices.  In addition, Employer agrees to pay Employee her accrued but unused vacation pay totaling the gross amount of $12,676.92, representing eight (8) vacation days.  This amount will be paid no later than the next regularly scheduled payday following Employee’s last day of work. Employee understands that Employer will deduct from this payment all tax withholdings and other deductions which Employer is required by law to make.

3.                                       In consideration for this Agreement, and Employee’s release of claims hereunder, and subject in all respects to Section 9 of the Employment Agreement which is hereby incorporated by reference, Employer shall do the following subject to the expiration of the revocation period, upon execution of this Agreement:

a.                                       Within sixty (60) days following the Termination Date Employer shall commence paying to Employee severance payments in the gross amount of $618,000.00 which is the equivalent of eighteen (18) months’ salary, less applicable withholding taxes and deductions.  This payment will be in the form of continuation of salary in accordance with the Employer’s normal payroll practices.

b.                                      The Employer shall pay Employee her Earned Bonus, which shall be paid at the same time bonuses are paid to employees of the Employer generally in accordance with the terms of the Employer’s annual bonus plan.  For purposes of this Agreement, “Earned Bonus” means the actual annual bonus earned by the Employee for the fiscal year 2012, pro-rated to reflect the portion of the fiscal year during which the Employee was employed by the Employer, determined by multiplying the full year bonus that would otherwise have been payable to the Employee based upon the achievement of applicable performance objectives by a fraction, the numerator of which is the number of days during which the Employee was employed by the

Employer in the year of termination and the denominator of which is three hundred sixty-five (365).

c.                                       Provided Employee timely elects COBRA continuation coverage, on a monthly basis during the COBRA continuation period, the Employer shall reimburse Employee, or pay directly on Employee’s behalf, the monthly COBRA medical, prescription and dental insurance cost for herself, her spouse and her dependents during the eighteen (18) month period following the Expiration Date.  The COBRA healthcare continuation period shall run concurrently with the foregoing eighteen (18) month period.  Notwithstanding the foregoing, the Employer reserves the right to restructure the foregoing reimbursement arrangement in any manner reasonably necessary or appropriate to avoid penalties or negative tax consequences to the Employer or Employee, as determined by the Employer in its sole and absolute discretion; provided that the restructured arrangement shall be structured in a manner reasonably intended to preserve the foregoing economic benefit to Employee.

d.                                      Concurrently with the effectiveness of this Agreement, Employee and Employer will enter into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Employee shall make herself available to provide consulting services on the terms described therein.

e.                                       All outstanding unvested stock options held by Employee as of the Termination Date (other than Performance Awards) shall continue to vest until March 31, 2014 with any stock option that becomes so vested to remain exercisable until August 24, 2015 (or until the scheduled expiration date of such stock option, if earlier); provided, however, that if a Change of Control (as defined in the Company’s 2010 Omnibus Incentive Compensation Plan, as in effect on the date hereof and as it may be amended from time to time, and any successor plan thereto) (the “Plan”) occurs on or before March 31, 2014 and the Board of Directors of the Company or a committee thereof accelerates the vesting of all outstanding stock options in connection with such Change of Control , then the vesting of all outstanding unvested stock options (other than Performance Awards) held by the Employee as of the Termination Date shall similarly vest and become exercisable with any stock option that becomes so vested to remain exercisable until August 24, 2015 (or until the scheduled expiration date of such stock option, if earlier).

f.                                         Any outstanding unvested stock option that vests based upon attainment of performance criteria (a “Performance Award”) shall vest as set forth in Section 3(g) below only if the Consulting Agreement as not been terminated at the time the applicable performance criteria relating to such option is satisfied.

g.                                      If a New Drug Application for NP101 is approved by the FDA on or before June 30, 2013 and the Consulting Agreement has not been terminated at the time of such approval, then all outstanding unvested stock options held by Employee as of the Termination Date shall become fully-vested and exercisable as of such approval date (including Performance Awards) ), with any stock option (including Performance Awards) that become so vested to remain exercisable until August 24, 2015 (or until the scheduled expiration date of such stock option, if earlier).

h.                                      All outstanding vested stock options held by Employee as of the Termination Date shall remain exercisable until August 24, 2015 (or until the scheduled expiration date of such stock option, if earlier). ).  Except as provided in Sections 3(e), (f), (g) and (h), all outstanding stock options held and Performance Awards held by Employee shall remain subject in all respects to the terms of the Plan and the stock option agreement evidencing such outstanding stock option.

i.                                          Within thirty (30) days after receipt of an invoice, Employer shall reimburse Employee for up to $3,000 of professional fees incurred by her in connection with the execution of this Agreement and the Consulting Agreement.

4.                                       Except as set forth in the Consulting Agreement and this Agreement, Employee understands she will receive no other wages, bonus, severance or other similar payments or benefits from Employer.

5.                                       Employee acknowledges that the consideration set forth above in Sections 3(a) through 3(i) is more than the Employer is required to provide to her and includes benefits to which she is not otherwise entitled.  Employee further acknowledges that she is receiving such consideration in exchange for entering into this Agreement and complying with all of her obligations hereunder.  Employee also acknowledges that nothing herein represents any admission of wrongdoing or violation of any law or duty by Employer.

6.                                       Employee agrees to submit final travel and expense reports to the Chief Financial Officer by August 30, 2012 and to cooperate with the immediate return of all Employer property, including, without limitation, all documents, data, presentations, business plans and any confidential or proprietary Company information; provided, that, Employee may retain her

Employer purchased laptop computer so long as she cooperates with Employer to remove all Company-related information from such computer.

7.                                       Employee shall resign from the Board of Directors of the Company effective on the Termination Date.

8.                                       Employee hereby releases Employer from all claims or demands which she may have based on or relating to her employment with Employer or the termination of that employment.  This includes a release of any rights or claims which Employee may have under Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, national origin or sex; the Age Discrimination in Employment Act of 1967, which prohibits discrimination based on age; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Vocational Rehabilitation Act of 1973, which prohibits discrimination against handicapped persons, the Pennsylvania Human Relations Act or any other federal, state or local laws or regulations prohibiting employment discrimination.  Employee also releases Employer from any claim for breach of contract, wrongful discharge, any claim that Employer dealt with her unfairly or any other claims arising under common law which relate, in any way, to her employment with Employer or the termination thereof.  This Release covers claims that Employee knows about, and those that she may not know about, up through the date of this Release.

9.                                       Employee promises never to file any claim or lawsuit against the Employer or allow any other party acting on her behalf to file any claim or lawsuit against Employer based on any claims that are released in Section 7.  This Agreement does not otherwise prohibit the filing of a charge or complaint with the EEOC or participation in any investigation or proceeding conducted by the EEOC.

10.                                 Employee acknowledges that she has not caused or permitted any complaint, charge, lawsuit or any other action or proceeding whatsoever to be filed against Employer based on her employment or the separation of that employment or the operations of Employer to date.

11.                                 Employee recognizes that nothing herein is meant to preclude Employer from recovering attorneys’ fees or costs specifically authorized under federal or state law in any subsequent litigation between the Parties.  Employer is likewise not waiving its right to any restitution, recoupment or setoff against Employee which is permitted by law should Employee later sue the Employer based on claims released herein.

12.                                 [Intentionally omitted.]

13.                                 Employee expressly acknowledges that:

(a)                                  She remains bound by Sections 5, and 6 of the Employment Agreement, which remain in full force and effect, and whose remaining in full force and effect is reasonably and properly required for the protection of the Company’s business;

(b)                                 The provisions of Section 8 of the Employment Agreement remain in full force and effect; and

(c)                                  The Employer’s obligation to provide her with the benefits set forth in Section 3 above are contingent upon her ongoing compliance with Sections 5 and 6 of the Employment Agreement and her obligations under this Agreement.

14.                                 If one or more of the provisions contained in this Agreement shall for any reason be held to be invalid or unenforceable, such provision or provisions may be modified by any appropriate judicial body so that they are valid and/or enforceable.  If any provision is stricken, the remaining provisions of this Agreement shall remain valid and enforceable.

15.                                 This Agreement, together with the Consulting Agreement and the stock option agreements evidencing Employee’s outstanding stock options and Performance Awards, is the entire agreement between Employee and Employer and supersedes any and all , other prior agreements or understandings between them, with the exception of the those provisions of the Employment Agreement identified above.  Employee acknowledges that in executing this Agreement she has not relied upon any representation, statement or promise made by Employer, other than those explicitly set forth in this Agreement.  This Agreement shall be binding upon the Employer and Employee and their successors, heirs and assigns.  Any modification of this Agreement must be made in writing and signed by Employee and Employer.

16.                                 This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles of any jurisdiction. Any lawsuit arising from or related to this Agreement shall be brought exclusively before the United States District Court for the Eastern District of Pennsylvania or any Commonwealth court sitting in Montgomery County, Pennsylvania, and each party hereby consents to the jurisdiction of any such court.

17.                                 Employee understands that she is being given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Employee understands that she may use as much of this twenty-one (21) day period as she wishes prior to signing.

18.                                 Employee may revoke this Agreement within seven (7) days of her signing it.  Revocation can be made by delivering a written notice of revocation to Michael F. Marino, General Counsel at NuPathe Inc., 227 Washington Street, Suite 200, Conshohocken, PA  19428.  For this revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) day after Employee signs the Agreement.  If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the payment and benefits described in Sections 3(a) through 3(i) herein.

19.                                 Employee is hereby advised to consult with an attorney before signing this Agreement.  Employee acknowledges that it is her decision whether or not to consult with counsel.

20.                                 EMPLOYEE ACKNOWLEDGES THAT SHE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.  EMPLOYEE IS HEREBY INSTRUCTED TO READ THIS AGREEMENT CAREFULLY, AS IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Witness:

/s/ Michael F. Marino		/s/ Jane H. Hollingsworth
Jane H. Hollingsworth

Dated:	7/25/12

Witness:	/s/ Michael F. Marino	NuPathe Inc.

		By:	/s/ Wayne P. Yetter

		Title:	Chairman

Dated:	7/25/12